Resignation

Lewis Jaffe

Director

July 31, 2015

Cyclone Power Technologies, Inc.

601 NE 26th Court

Pompano Beach, FL 33064

RE: Resignation

Please accept my resignation as Director of Cyclone Power Technologies, Inc. effective Immediately.

Kindest Regards

Lewis Jaffe